Exhibit 99.1

HeartSciences Reports Third Quarter Fiscal 2024 Financial Results

Southlake, TX, March 14, 2024 (GLOBE NEWSWIRE) -- Heart Test Laboratories, Inc. d/b/a HeartSciences (Nasdaq: HSCS; HSCSW) (“HeartSciences” or the “Company”), an artificial intelligence (AI)-powered medical technology company focused on transforming ECGs/EKGs to save lives through earlier detection of heart disease, today reported financial results for the third quarter fiscal 2024 ended January 31, 2024 and provided a business update.

Q3 FY2024 and Recent Accomplishments

HeartSciences has seen a fundamental change in its business opportunity since the end of the second fiscal quarter, with material improvements to its financial position and outlook. A summary of the main changes and business highlights during Q3 FY2024 and to date include:

●	Strategic shift from a Company with a single-device, single-algorithm to one with a broad portfolio of AI-ECG cardiovascular algorithms to be delivered via a cloud-based hardware agnostic platform.

o	Enables the Company to provide AI-ECG solutions in any care setting worldwide in a manner that best suits different providers, either via one of the millions of ECG’s currently in clinical use or via our proprietary MyoVista® wavECG™ device;

●	Secured a robust AI-ECG pipeline through the acquisition of licenses for an industry leading portfolio of AI-ECG algorithms, technologies and patent rights from Icahn School of Medicine at Mount Sinai, New York (Mount Sinai).

o	Mount Sinai became the Company’s largest shareholder as a result of the acquisition;

●	FDA pathway for the MyoVista® device changed to 510(k). Now expect that the 510(k) pathway and use of retrospective data will apply to the cloud-platform and Mount Sinai AI-ECG algorithms, which will facilitate a quicker and more cost-effective regulatory path to commercialization;

●	Significantly strengthened both the Company’s employee base and broader team to provide for more rapid and effective operational execution:

o	Recruited a new VP of Clinical and Regulatory and engaged a new FDA advisory firm, with specific experience delivering a 510(k) cleared AI-ECG algorithm;

o	Recruited a senior software project director and engaged a leading software developer to develop the AI-ECG cloud-platform, on which work has already started; and

o	Strengthened our scientific advisory board with the addition of data scientists and cardiologists and broadened our overall scientific and clinical relationships.

●	Diligent, methodical progress towards FDA submission of the MyoVista and incorporated AI-ECG algorithm:

o	Patient recruitment and core-lab work for the MyoVista validation study has been completed;

o	Following the FDA’s agreement for HeartSciences to adjust the echocardiographic measurement thresholds for older patients of the first MyoVista® AI-ECG algorithm (to increase clinical value), the Company is updating the algorithm to the modified thresholds in collaboration with Mount Sinai. Once complete, clinical validation is expected to take place relatively quickly, ahead of the overall MyoVista FDA submission; and

o	The Company continues to target FDA clearance for the MyoVista® around calendar year end 2024.

●	Further clinical validation of MyoVista technology from a peer-reviewed publication with data demonstrating that screening for heart disease in diabetic patients using a MyoVista AI-ECG model significantly outperformed conventional screening standards of care. Diabetes represents a major risk factor for heart disease and affects approximately 500 million people worldwide;

●	Significantly improved financial position. The Q3 FY2024 shareholders’ equity was $8.6 million, compared to a $1.6 million deficit in Q2 FY2024, and cash was $7.1 million, compared to $0.1 million in 2Q FY2024, providing a longer cash runway to make material business progress.

Management Commentary

Andrew Simpson, CEO of HeartSciences, commented, “Our vision is that AI-ECG will transform cardiovascular medicine by providing a much more effective tool for heart disease screening in front-line healthcare settings. Heart disease represents the most significant disease burden and cost in healthcare and is the leading cause of death. Today, the major challenge is early identification, as heart disease is only generally symptomatic at an advanced stage which, in turn, negatively affects patient health and increases treatment costs. Our aim is to ensure HeartSciences is a leader in the AI-ECG market.”

“We recognize the importance of operational execution and getting to market as quickly as possible. Since the end of Q2 FY2024, we have successfully completed a series of actions that have materially strengthened the Company, placing us in a far better position than ever before. We have significantly improved our financial position and cash runway, alleviating many of the operational and financial constraints we faced in 2023, enabling us to focus on key operational milestones,” added Mr. Simpson.

“We licensed a broad range of AI-ECG algorithms and IP from Mount Sinai for key cardiovascular indications. We expect this will save years of R&D and millions of dollars in data acquisition and algorithm development costs as well as providing us with the ability to develop a AI-ECG cloud-platform in addition to the MyoVista.” continued Mr. Simpson.

“We also materially bolstered our team through key internal and external consulting hires, as well as making important additions to our scientific advisory board to ensure more effective regulatory progress.

“Finally, we saw continued expansion of our extensive patent portfolio amidst a regular flow of positive developments including: (i) the establishment of a screening program for Irish Garda (police) officers in Ireland using MyoVista; (ii) recent publication of a study to estimate the health economic impact of the AI-ECG algorithm intervention to detect low ejection, which aids in establishing appropriate reimbursement rates; and (iii) recent peer-reviewed publication demonstrating that in screening of diabetic patients for heart disease using MyoVista technology was superior to existing standards-of-care. We are off to an exciting start to 2024 and look forward to diligent progress on our targeted initiatives to bring AI-ECG to the clinical community.” Mr. Simpson concludes.

Third Quarter Fiscal 2024 Financial Results

There were no significant revenues in the third quarter fiscal 2024. As of January 31, 2024, cash and cash equivalents were approximately $7.1 million and shareholders’ equity was approximately $8.6 million. During the third quarter fiscal 2024, the Company raised $9.2 million in net proceeds from sales of common stock and converted $1.1 million of debt to equity. Further, HeartSciences issued common stock to Mount Sinai in connection with entering into a series of license agreements which resulted in the recognition of an intangible asset in the amount of $1.6 million. Complete financial results have been filed in the Company’s Quarterly Report on Form 10-Q with Securities Exchange Commission and is available on the Company’s website.

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical utility. Millions of ECGs are performed every week and the Company’s objective is to improve healthcare by making it a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences has one of the largest libraries of AI-ECG algorithms and intends to provide these AI-ECG algorithms on a device agnostic cloud-based solution as well as a low-cost ECG hardware platform. Working with clinical experts, HeartSciences ensures that all solutions are designed to work within existing clinical care pathways, making it easier for clinicians to use AI-ECG technology to improve their patient’s care and lead to better outcomes. HeartSciences’ first product candidate for FDA clearance, the MyoVista® wavECG™, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista® also provides conventional ECG information in the same test.

For more information, please visit: https://www.heartsciences.com. X: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company’s future financial and operating performance. All statements, other than statements of historical facts, included herein are “forward-looking statements” including, among other things, statements about HeartSciences’ beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences’ Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 18, 2023, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2023, filed with the SEC on September 14, 2023, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2024, filed with the SEC on March 14, 2024, and in HeartSciences’ other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts:

HeartSciences
Gene Gephart
+1-682-244-2578 Ext. 2024
info@heartsciences.com

Investors
Gilmartin Group
Vivian Cervantes
investorrelations@heartsciences.com

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